  EXHIBIT 11(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Offering Statement on Form 1-A POS (File No. 024-11274) of our report dated May 1, 2023, relating to the financial statements of Red Oak Capital Intermediate Income Fund, LLC as of December 31, 2022 and 2021, and for the years then ended. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP
Farmington Hills, Michigan
July 10, 2023